Philip Guarnieri
President and Chief Operating Officer
ES Bancshares, Inc.
(845) 451-7801

February 5, 2008

For Immediate Release
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         ES BANCSHARES, INC. ANNOUCES THAT ITS WHOLLY OWNED SUBSIDIARY,
         EMPIRE STATE BANK, N.A. FILED AN APPLICATION TO CONVERT FROM A
              NATIONAL BANK TO A NEW YORK COMMERCIAL BANK CHARTER

     Philip Guarnieri, the President and Chief Operating Officer of ES Bancshares, Inc. (the "Company"), the holding company of Empire State Bank (the "Bank"), announced today that the Bank filed an Application for Conversion to a State Bank with the New York State Banking Department and intends to file an application to become a member of the Federal Reserve Bank of New York. If these applications are approved, the New York State Banking Department will serve as the Bank's primary state regulator and the Federal Reserve Board, rather than the Office of the Comptroller of the Currency, will serve as the Bank's primary federal regulator.

     Mr. Guarnieri commented, "Quite simply, we feel more comfortable with a local charter."